Exhibit 99.1

FOR IMMEDIATE RELEASE

March 2, 2010

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Announces Pricing of Common Stock Offering

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC), the holding company of the 122-year-old IBERIABANK and IBERIABANK fsb, announced the pricing of an underwritten public offering of 5,194,805 shares of the Company’s common stock at a price to the public of $57.75 per share for gross proceeds of approximately $300 million. The net proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $286 million. The Company has granted the underwriters a 30-day option to purchase up to an additional 779,220 shares of the Company’s common stock to cover over-allotments, if any. Goldman, Sachs & Co., and Keefe, Bruyette & Woods acted as joint bookrunning lead managers. Stifel Nicolaus & Company, Inc., Howe Barnes Hoefer & Arnett, Inc., Raymond James & Associates, Inc., and Robert W. Baird & Company acted as co-manager.

The Company expects to close the transaction, subject to customary conditions, on or about March 8, 2010. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering will be made only by means of a prospectus, copies of which may be obtained from Goldman, Sachs & Co., Attn: Prospectus Department, 85 Broad Street, New York, NY 10004 or by faxing (212) 902-9316, calling toll-free (866) 471-2526 or emailing Prospectus-ny@ny.email.gs.com or from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free (800) 966-1559.

IBERIABANK Corporation

IBERIABANK Corporation is a multi-bank financial holding company with 209 combined offices, including 136 bank branch offices in Louisiana, Arkansas, Alabama, Tennessee, Texas and Florida, 26 title insurance offices in Arkansas and Louisiana, and mortgage representative offices in 47 locations in 12 states. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.”

Forward Looking Statements

To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as the current level of market volatility and our ability to execute our growth strategy, unanticipated losses related to the integration of acquired businesses and assets and assumed liabilities in FDIC-assisted transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in FDIC-assisted acquisitions, credit risk of our customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets, rapid changes in the financial services industry, dependence on our operational, technological, and organizational infrastructure, hurricanes and other adverse weather events, the volatility of our common stock, and valuation of intangible assets. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, available at the SEC’s website, www.sec.gov. All information in this release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.